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                                                                EXHIBIT NO. 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in the previously filed Registration Statements Nos. 333-59693, 333-59695 and 333-63269 of Avis Group Holdings, Inc. (formerly Avis Rent A Car, Inc.) on Form S-8 of our report dated January 26, 2000 (March 27, 2000 as to Note 1), appearing in this Annual Report on Form 10-K of Avis Group Holdings, Inc. (formerly Avis Rent A Car, Inc.) for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

New York, New York
March 28, 2000